Exhibit 4.2

CERTIFICATE AS TO ACTIONS TAKEN BY OFFICER
OF SOUTHERN CALIFORNIA EDISON COMPANY
Adopted January 22, 2014

RE:	CREATION AND ISSUANCE OF ONE NEW SERIES
OF FIRST AND REFUNDING MORTGAGE BONDS

WHEREAS, the Board of Directors of this corporation delegated to the undersigned officer the authority to authorize and create an additional bonded indebtedness of this corporation to be represented by new series of its First and Refunding Mortgage Bonds, Series 2014A (the “New Bonds”), and take all other actions necessary to create the New Bonds and cause the New Bonds to be issued, sold, and delivered;
NOW, THEREFORE, BE IT RESOLVED, that pursuant to the resolution and the Trust Indenture dated as of October 1, 1923, between this corporation and The Bank of New York Mellon Trust Company, N.A. (successor to Harris Trust and Savings Bank) and D. G. Donovan (successor to Pacific-Southwest Trust & Savings Bank), as Trustees, as amended and supplemented, including as supplemented or proposed to be supplemented by the One Hundred Thirty-First Supplemental Indenture (the “Supplemental Indenture” and collectively, the “Trust Indenture”), the undersigned officer hereby executes and delivers this certificate and takes the actions set forth herein.
BE IT FURTHER RESOLVED, that the undersigned officer hereby authorizes and creates an authorized bonded indebtedness of this corporation in the initial aggregate principal amount of $300,000,000, which shall be an increase of, and in addition to, all presently existing authorized bonded indebtedness of this corporation, and which shall be represented by the New Bonds.

BE IT FURTHER RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of this corporation are authorized and directed, pursuant to the provisions of Section 1 of Article Two of the Trust Indenture, to sign and present to The Bank of New York Mellon Trust Company, N.A., as Trustee, a certificate stating that the authorized bonded indebtedness of this corporation has been so increased.
BE IT FURTHER RESOLVED, that each of the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice President and Chief Financial Officer, the Vice President and Treasurer, or any Assistant Treasurer, or any of them acting alone, is authorized and directed to execute and deliver the Supplemental Indenture, in such form as the officer acting may approve, such approval to be evidenced by the execution thereof, and to cause this corporation to perform all of its obligations under the Supplemental Indenture.
BE IT FURTHER RESOLVED, that, subject to the execution and delivery of the Supplemental Indenture, the New Bonds, to be issued under and secured by the Trust Indenture, are hereby created in the initial aggregate principal amount of $300,000,000, and the New Bonds are hereby designated as “Floating Rate First and Refunding Mortgage Bonds, Series 2014A, Due 2015”; the New Bonds shall be dated as of their date of issuance, shall mature on January 26, 2015, and shall bear interest from January 27, 2014, at a floating rate of three-month LIBOR plus 3 basis points on the principal amount thereof, payable on April 26, 2014 , July 26, 2014, October 26, 2014 and at maturity; the principal of and premium, if any, and interest on the New Bonds shall be payable at the offices of The Bank of New York Mellon Trust Company, N.A., in Chicago, Illinois, or at such other agency or agencies as may be designated by this corporation; all principal, premium, if any, and interest shall be payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts; the New Bonds shall be transferable only on the books of this corporation at the places designated above for the payment of the principal of and premium, if any, and interest on the New Bonds, or at such other agency or agencies as may be designated by this corporation; the New Bonds shall be redeemable, at the option of this corporation, in whole or in part, in the manner set forth in the form of definitive New Bond set forth below; the New Bonds shall be issuable only as fully registered bonds, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof; the definitive New Bonds shall be numbered from R-1 upward; and the definitive New Bonds, and the Certificate of Authentication to be endorsed upon each of the New Bonds, shall be substantially in the following form with such legends thereon and changes therein as may be deemed necessary or appropriate by the officer or officers executing the same, and the blanks therein to be properly filled:

(Form of Definitive Series 2014A Bond)

SOUTHERN CALIFORNIA EDISON COMPANY
First and Refunding Mortgage Bonds, Series 2014A, Due 2015

No. ____                                    $_____________

SOUTHERN CALIFORNIA EDISON COMPANY, a corporation organized and existing under and by virtue of the laws of the State of California (hereinafter called the “Company”), for value received, hereby promises to pay to _____________________, the registered owner hereof, the principal sum of $300,000,000 on January 26, 2015, and to pay interest on the unpaid principal amount hereof to the registered owner hereof from January 27, 2014, until said principal sum shall be paid, at a floating interest rate as determined below, payable on April 26, 2014, July 26, 2014, October 26, 2014 and at maturity. Such interest shall be paid to the person in whose name this Bond is registered at the close of business on (1) the business day immediately preceding the interest payment date if this Bond is in book-entry only form, or (2) the 15th calendar day before each interest payment date if this Bond is not in book-entry only form.

The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in an interest period and a 360-day year. An interest period is the period commencing on an interest payment date for each interest period, or on the issue date in the case of the initial interest period, and ending on the date preceding the next interest payment date, or maturity in the case of the final interest period. The “determination date” will be the second London Business Day (as defined below) immediately preceding the applicable interest period.

The Series 2014A Bonds will bear interest at an annual rate equal to three-month LIBOR, determined as described below, plus 0.03%. For the initial interest period, the rate will be determined on January 23, 2014. The interest rate for each subsequent interest period will be reset quarterly on each interest payment date.

LIBOR will be determined by the trustee as of the applicable determination date in accordance with the following provisions:

(a) the offered quotation to leading banks in the London interbank market for three-month dollar deposits as defined by the British Bankers’ Association (or its successor in such capacity, such as NYSE Euronext Rate Administration Ltd.) and calculated by their appointed calculation agent and published, as such rate appears: (i) on the Reuters Monitor Money Rates Service Page LIBOR01 (or a successor page on such service) or (ii) if such rate is not available, on such other information system that provides such information, in each case as of 11:00 a.m. (London time) on such determination date,

(b) if no such rate is so published, then the rate for such determination date shall be the arithmetic mean (rounded to five decimal places, with 0.000005 being rounded upwards) of the rates for three-month dollar deposits quoted to the trustee as of 11:00 a.m. (London time) on such determination date; it being understood that at least two such quotes must have been so provided to the trustee, or

(c) if LIBOR cannot be determined on such determination date using the foregoing methods, then the LIBOR for the relevant interest period shall be the LIBOR as determined using the foregoing methods for the first day before such determination date on which LIBOR can be so determined.

“Reuters Monitor Money Rates Service Page LIBOR01” means the display designated on page “LIBOR01” on Reuters (or such other page as may replace the LIBOR01 page on that service or any successor service for the purpose of displaying London interbank offered rates for U.S. dollar deposits of major banks).

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

If the date of maturity of the Series 2014A Bonds falls on a day that is not a LIBOR Business Day (as defined below), the related payment of principal and interest will be made on the next LIBOR Business Day as if it were made on the date that payment was due, and no interest will accrue with respect to such postponement. If any interest payment date (other than at maturity) falls on a day that is not a LIBOR Business Day, that interest payment date will be postponed to the next LIBOR Business Day, except that if that LIBOR Business Day is in the next calendar month, that interest payment date will be the immediately preceding LIBOR Business Day.

“LIBOR Business Day” means any day other than Saturday or Sunday or a day on which banking institutions or trust companies in the City of New York are required or authorized to close and that is also a London Business Day.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The principal of and interest on this Bond are payable at the offices of The Bank of New York Mellon Trust Company, N.A., as Trustee, in Chicago, Illinois, or at such other agency or agencies as may be designated by the Company, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

This Bond is one of a series, designated as “Series 2014A, Due 2015,” of a duly authorized issue of bonds of the Company, known as its “First and Refunding Mortgage Bonds,” issued and to be issued in one or more series under and all equally and ratably secured by a Trust Indenture dated as of October 1, 1923, and indentures supplemental thereto, including the One Hundred Thirty-First Supplemental Indenture, dated as of January 22, 2014, which have been duly executed, acknowledged and delivered by the Company to The Bank of New York Mellon Trust Company, N.A. and D. G. Donovan, or one of their predecessors, as Trustees, to which original indenture and indentures supplemental thereto (collectively, the “Trust Indenture”) reference is hereby made for a description of the property, rights and franchises thereby mortgaged and pledged, the nature and extent of the security thereby created, the rights of the holders of this Bond and of the Trustees in respect of such security, and the terms, restrictions and conditions upon which the bonds are issued and secured.

This Bond may not be redeemed prior to its stated maturity.

If default shall be made in the payment of any installment of principal of or interest on this Bond or in the performance or observance of any of the covenants and agreements contained in the Trust Indenture, and such default shall continue as provided in the Trust Indenture, then the principal of this Bond may be declared and become due and payable as provided in the Trust Indenture.

This Bond is transferable only on the books of the Company at any of the places designated above for the payment of the principal of and premium, if any, or interest on this Bond, or at such other agency or agencies as may be designated by the Company, by the registered owner or by an attorney of such owner duly authorized in writing, on surrender hereof properly endorsed, and upon such surrender hereof, and the payment of charges, a new registered bond or bonds of this series, of an equal aggregate principal amount, will be issued to the transferee in lieu hereof, as provided in the Trust Indenture.

The terms of the Trust Indenture may be modified as set forth in the Trust Indenture; provided, however, that, among other things, (1) the obligation of the Company to pay the principal of and premium, if any, and interest on all bonds outstanding under the Trust Indenture, as at the time in effect, shall continue unimpaired, (2) no modification shall give any of said bonds any preference over any other of said bonds, and (3) no modification shall authorize the creation of any lien prior to the lien of the Trust Indenture on any of the trust property.

No recourse shall be had for the payment of the principal of and premium, if any, or interest on this Bond, or any part thereof, or for or on account of the consideration herefor, or for any claim based hereon, or otherwise in respect hereof, or of the Trust Indenture, against any past, present or future stockholder, officer or director of the Company or of any predecessor or successor company, whether for amounts unpaid on stock subscriptions, or by virtue of any statue or constitution, or by the enforcement of any assessment or penalty, or because of any representation or inference arising from the capitalization of the Company or of such predecessor or successor company, or otherwise; all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly released.

This Bond shall not be valid or obligatory for any purpose until it shall have been authenticated by the execution of the certificate of authentication hereon of The Bank of New York Mellon Trust Company, N.A., as Trustee, or its successor in trust.

IN WITNESS WHEREOF, Southern California Edison Company has caused this Bond to be executed in its name by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, as of January __, 2014, such execution and attestation to be by manual or facsimile signatures.

SOUTHERN CALIFORNIA EDISON COMPANY
ATTEST: ______________________	By: ___________________________
[Assistant] Secretary	[Vice] President

(Form of Certificate of Authentication for all Series 2014A Bonds)

Trustee’s Certificate

This is to certify that this Bond is one of the Bonds, of the series designated therein, described and referred to in the Trust Indenture within mentioned.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., TRUSTEE

By _________________________________
[Authorized Agent]

Dated _________________________________

(End of Form of Series 2014A Bond)

BE IT FURTHER RESOLVED, that New Bonds need not be issued at the same time and such series may be reopened at any time, without notice to, or the consent of, any then-existing holder or holders of any New Bonds, for issuances of additional New Bonds in an unlimited principal amount; and any such additional New Bonds will have the same interest rate, maturity and other terms as those initially issued, except for payment of interest accruing prior to the original issue date of such additional New Bonds and, if applicable, for the first interest payment date following such original issue date.
BE IT FURTHER RESOLVED, that pursuant to the Trust Indenture, as in effect following due execution and delivery of the Supplemental Indenture, the President or any Vice President and the Secretary or any Assistant Secretary of this corporation are authorized and directed, for and in the name and on behalf of this corporation and under its corporate seal (which seal may be either impressed, printed, lithographed or engraved thereon), to execute

(which execution may be by a facsimile signature) and to deliver the New Bonds to The Bank of New York Mellon Trust Company, N.A., as Trustee, for authentication in temporary and/or definitive form, and in such aggregate principal amount up to $300,000,000 as the President or any Vice President and the Secretary or any Assistant Secretary of this corporation shall in their absolute discretion determine.
BE IT FURTHER RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of this corporation are authorized and directed for and in the name and on behalf of this corporation and under its corporate seal, to execute and to deliver to The Bank of New York Mellon Trust Company, N.A., as Trustee, the written order of this corporation for the authentication and delivery of the New Bonds pursuant to such sections of Article Two of the Trust Indenture as the officers acting may determine.
BE IT FURTHER RESOLVED, that the Secretary or any Assistant Secretary of this corporation is hereby authorized and directed to deliver to, and file with, The Bank of New York Mellon Trust Company, N.A., as Trustee, a copy of the this certificate of actions taken, certified by the Secretary or any Assistant Secretary of this corporation.
[Signature on following page]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

/s/ George T. Tabata
__________________________________
George T. Tabata
Assistant Treasurer
Southern California Edison Company